EXHIBIT 10.47

AMENDMENT TO AMENDED AND RESTATED CONSULTING AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED CONSULTING AGREEMENT (the “Amendment”) is made and entered into this 25th day of October, 2017, and amends the Amended and Restated Consulting Agreement by and between RESTAURANT BRANDS INTERNATIONAL INC. ("RBI") and Marc Caira, dated March 31, 2015 (the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, Consultant and the Company have entered into the Agreement; and

WHEREAS, Consultant and the Company desire to enter into this Amendment in order to extend the term of the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Extension. Section 2(a) of the Agreement, titled “Term,” is hereby amended to extend the Termination Date from December 31, 2017 to December 31, 2018, subject to earlier termination in accordance with Section 2(b) of the Agreement. All references in this Amendment and the Agreement to the “Termination Date” shall mean December 31, 2018. The remainder of Section 2 remains unchanged.

2.Services. Section 1 of Exhibit “A” to the Agreement is hereby amended to add the following paragraph to the end of Section 1:

“In 2018, Consultant shall continue to provide assistance and deliverables, as reasonably requested, to the Chief Executive Officer and the functional leader within RBI or any of its Affiliates charged with responsibility for the general business of Tim Hortons® restaurants and the global expansion thereof around the world, including but not limited to the assessment of competitive, economic, regulatory and other conditions necessary or desirable to determine the suitability of expansion in those territories identified from time to time by the Chief Executive Officer of RBI.”

3.Fees. Section 2(a) of Exhibit “A” to the Agreement, titled “Fees,” is hereby amended to provide that the fees payable to Consultant for Year 4 of the Agreement (2018) will be US$100,000, payable in four (4) equal installments on or before March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively. Each installment payment shall be made by direct deposit into a United States bank account designated by Consultant.

4.Miscellaneous. Except as set forth herein, all other terms and conditions of the Agreement and all Exhibits thereto shall remain unchanged and in full force and effect, and are hereby ratified and confirmed. This Amendment may be executed in any number of counterparts each of which shall be an original and all of which when taken to together shall constitute one (1) agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

RESTAURANT BRANDS INTERNATIONAL, INC.

By: /s/ Daniel Schwartz

Print Name: Daniel Schwartz
Print Title: Chief Executive Officer

CONSULTANT:

/s/ Marc Caira
Marc Caira